EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT is entered into as of December 15, 2007 by and between MICHAEL GATS (“Executive”) and ORGANIC TO GO FOOD CORPORATION, a Delaware corporation (the “Company”).

In consideration of the mutual covenants in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Duties and Scope of Employment.

(a)  Position. The Company shall employ Executive as its Chief Financial Officer for the term of his employment under this Agreement (“Employment”). Executive shall report to the Chief Executive Officer (the “CEO”) of the Company.

(b)  Obligations. Executive shall devote his full business efforts and time to the Company and shall not render services to any other person or entity without the express prior approval of the CEO. Executive represents and warrants to the Company that he is under no contractual obligations or commitments inconsistent with his obligations under this Agreement.

2.  Cash and Incentive Compensation.

(a)  Salary. The Company shall pay Executive as compensation for his services a base salary at an annual rate of $235,000, subject to increase by the CEO annually in the CEO’s discretion. Such salary shall be payable in accordance with the Company’s standard payroll procedures. The annual compensation specified in this subsection (a) is referred to in this Agreement as “Base Compensation.”

(b)  Incentive Bonuses. Executive shall be eligible for a cash bonus (the “Incentive Bonus”) of $94,000 per year. 25% of the Incentive Bonus will be based on achievement by Executive of performance goals which will be mutually agreed upon by Executive and the CEO at the beginning of each year, 25% of the Incentive Bonus will be subject to the discretion of the CEO, and 50% of the Incentive Bonus will be based on achievement of performance goals by the Company which will be mutually agreed upon by Executive and the CEO at the beginning of each year.

(c)  Stock Option Award. Subject to approval by the Board of Directors of the Company, Executive shall be granted options to purchase 300,000 shares of the Company’s Common Stock, which shall be nonqualified stock options. The stock options shall be granted in accordance with the terms and conditions of the Company’s 2007 Equity Participation Plan. The exercise price under the options shall be the fair market value of a share of the Company’s Common Stock on the date of approval of the stock option grant by the Company’s Board of Directors. 25% of the stock options shall vest after 12 months of employment, and the remainder shall vest over the next 36 months in equal monthly installments for a total vesting period of 48 months; provided that the unvested options shall immediately vest in full if within 12 months after a change in control of the Company, (i) Executive’s employment is terminated by the Company without Cause, or (ii) Executive resigns for good reason.

(d)  Restricted Stock Award. Subject to approval by the Board of Directors of the Company and pursuant to a Restricted Stock Purchase Agreement, effective as of Executive’s first day of employment, the Company shall issue Executive 39,375 unregistered shares of the Company’s Common Stock (the “Restricted Shares”) in exchange for $0.001 per share (which is the par value per share), payable by check. The Restricted Stock Purchase Agreement shall give the Company an option to repurchase all of the shares for their aggregate par value if Executive’s employment relationship is terminated for any reason or for no reason before the first anniversary of his first day of employment; provided however that such repurchase option shall terminate if after a change in control of the Company, (i) Executive’s employment is terminated by the Company without Cause, or (ii) Executive resigns for good reason. Executive acknowledges that in the absence of the filing of a timely election pursuant to Internal Revenue Code Section 83(b) (an “83(b) Election”), the fair market value of the shares when they vest will constitute taxable income to Executive. Executive shall be solely responsible for deciding whether to file an 83(b) Election and for filing an 83(b) Election if he chooses to do so. The Restricted Stock Purchase Agreement shall permit Executive to elect to transfer to the Company certain Restricted Shares valued at their then fair market value in satisfaction of any withholding obligation.

3.  Executive Benefits. During Employment, Executive shall be entitled to 15 working days of vacation for each 12 months of employment, to be scheduled in advance. During Employment, Executive and his family shall be eligible to participate in any employee benefit plans maintained by the Company for the benefit of its senior executives (including without limitation health, dental and vision coverage), subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan.

4.  Business Expenses. Executive shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties. The Company shall reimburse Executive for all such expenses upon presentation of appropriate supporting documentation.

5.  Term of Employment.

(a)  Basic Rule. The Company shall employ Executive from January 14, 2008 until January 13, 2010 (the “Expiration Date”), provided that (i) Executive’s employment may be terminated at any time as described below; and (ii) after the Expiration Date, this Agreement shall automatically renew for successive one (1) year terms unless either party gives the other written notice of its election not to renew this Agreement not less than ninety (90) days before the Expiration Date or any anniversary of the Expiration Date. Executive’s Employment with the Company shall be “at will.” Any contrary representation which may have been made to Executive shall be superseded by this Agreement. This Agreement shall constitute the full and complete agreement between Executive and the Company on the “at will” nature of Executive’s Employment, which may only be changed in an express written agreement signed by Executive and a duly authorized officer of the Company.

(b)  Involuntary Termination, Resignation or Death. The Company and Executive may each terminate Executive’s Employment at any time and for any reason (or no reason) effective upon delivery of written notice of termination. Executive’s Employment shall terminate automatically in the event of his death.

(c)  Rights Upon Termination. Except as expressly provided in Section 6, upon the termination of Executive’s Employment, he shall only be entitled to the compensation, benefits and reimbursements described in Sections 2, 3 and 4 for the period preceding the effective date of the termination. The payments under this Agreement shall fully discharge all responsibilities of the Company to Executive.

(d)  Termination of Agreement. This Agreement shall terminate when all obligations of the parties hereunder have been satisfied. The termination of this Agreement shall not limit or otherwise affect any of Executive’s obligations under Sections 7 and 8.

6.  Benefits Upon Termination for Reasons Other than Cause or Permanent Disability.

(a)  Eligibility for Termination Benefits. This Section 6 shall apply if, during the term of this Agreement, the Company terminates Executive’s Employment for any reason other than Cause (as defined below) or Permanent Disability (as defined below).

(b)  Severance Pay. If this Section 6 applies, then the Company shall continue to pay Executive his compensation at the Base Compensation rate for the Continuation Period (as defined below) in installments in accordance with the Company’s standard payroll procedures. The above described payments and actions shall be made or taken in exchange for a general release of all claims Executive and his successors may have against the Company in a form acceptable to the Company which Executive shall execute and deliver before any payment is made pursuant to this Section 6.

(c)  Definition of “Cause.” For all purposes under this Agreement, “Cause” shall mean:

(i)  An unauthorized use or disclosure by Executive of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company;

(ii)  A material breach by Executive of any agreement between Executive and the Company;

(iii)  A material failure by Executive to comply with the Company’s written policies or rules;

(iv)  Executive’s conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof;

(v)  Executive’s gross negligence or willful misconduct; or

(vi)  A continued failure by Executive to perform assigned duties after receiving written notification of such failure from the CEO.

(d)  Definition of “Permanent Disability.” For all purposes under this Agreement, “Permanent Disability” shall mean that Executive, when notice of termination is given, has failed to perform his duties under this Agreement for not less than one hundred twenty (120) days (whether or not consecutive) in any 365-day period as a result of his incapacity due to physical or mental illness or injury.

(e)  Definition of “Continuation Period.” For all purposes under this Agreement “Continuation Period” shall mean a period commencing on the date of the termination of Employment and ending on the date which is six (6) months following the termination of Employment.

7.  Non-Competition and Non-Solicitation.

(a)  Non-Competition.

(i)  While employed by the Company and for the Non-Competition/Non-Solicitation Period (as defined below), Executive shall not, directly or indirectly, throughout the United States, (i) engage in any business activity which is competitive to the Company’s business, now or in the future (the “Business”); (ii) render any services to any person or entity engaged in activities which compete with the Company; (iii) engage in any business activity or perform services in connection with a business activity that was generated or initiated through Executive’s performance of services for the Company; or (iv) become interested in any entity which competes with the Company or any affiliate in any capacity, including, without limitation, as an individual, partner, shareholder, officer, director, member, principal, employee, agent, trustee, consultant, creditor or financier.

(ii)  Executive shall not, directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the above provisions of this Section 7 if such activity were carried out by Executive, either directly or indirectly, and in particular Executive shall not, directly or indirectly, induce any employee of the Company to carry out, directly or indirectly, any such activity.

(iii)  Ownership by Executive, as a passive investment, of less than one percent (1%) of the outstanding shares of capital stock of any Company listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Section 7(a).

(b)  Non-Solicitation. While employed by the Company and for the Non-Competition/Non-Solicitation Period (as defined below), Executive shall not, either directly or indirectly, on his own behalf or in the service or on behalf of others (i) solicit or divert, or attempt to solicit or divert (A) any person then employed by the Company or (B) any person then serving as a sales representative of, or a consultant to the Company, or (ii) solicit, divert or do business with, or attempt to solicit, divert or do business with any client, customer of, or supplier to, the Company. For purposes of this Agreement, the “Non-Competition/Non-Solicitation Period” shall mean (i) the six (6) month period immediately after the termination of Executive’s Employment by Executive or by the Company with or without Cause and for any reason (a “Termination”) before January 14, 2009, and (ii) the twelve (12) month period immediately after a Termination which occurs on or after January 14, 2009.

8.  Nondisclosure.

Upon the execution and delivery of this Agreement, Executive shall enter into an Employee Proprietary Information and Inventions Assignment Agreement with the Company (the “Proprietary Information Agreement”), which is incorporated herein by reference.

9.  Successors.

(a)  Company’s Successors. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which becomes bound by this Agreement.

(b)  Executive’s Successors. This Agreement and all rights of Executive hereunder shall inure to the benefit of, and be enforceable by, Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

10.  Miscellaneous Provisions.

(a)  Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered mail, return receipt requested and postage prepaid. In the case of Executive, mailed notices shall be addressed to him at the home address that he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

(b)  Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Company (other than Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(c)  Whole Agreement. This Agreement supersedes any prior agreement between Executive and the Company in its entirety. No other agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement and the Proprietary Information Agreement contain the entire understanding of the parties with respect to their subject matter.

(d)  Withholding Taxes. All payments made under this Agreement shall be subject to reduction to reflect taxes and other charges required to be withheld by law.

(e)  Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Washington (except their provisions governing the choice of law).

(f)  Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

(g)  Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled in Seattle, Washington, by arbitration in accordance with the JAMS Employment Arbitration Rules and Procedures. The decision of the arbitrator shall be final and binding on the parties, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement. The Company and Executive shall share equally all fees and expenses of the arbitrator; provided, however, that the Company or Executive, as the case may be, shall bear all fees and expenses of the arbitrator and all of the legal fees and out-of-pocket expenses of the other party if the arbitrator determines that the claim or position of the Company or Executive, as the case may be, was without reasonable foundation.

(h)  No Assignment. This Agreement and all rights and obligations of Executive hereunder are personal to Executive and may not be transferred or assigned by Executive at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company’s obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company’s assets to such entity.

(i)  Counterparts. This Agreement may be executed in two or counters each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

ORGANIC TO GO FOOD CORPORATION a Delaware corporation By: /s/ Jason Brown Jason Brown, Chief Executive Officer “Company”	/s/ Michael Gats MICHAEL GATS “Executive”